UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	333-237507	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2021, Lynda Meadows, the Chief Financial Officer of Harbor Custom Development, Inc. (the “Company”) notified the Company of her decision to retire, effective August 24, 2021. The Company and Ms. Meadows are currently discussing and negotiating a consulting arrangement in order to transition her role to the interim Chief Financial Officer and serve as a consultant for the remainder of the year, the terms of which are not yet finalized. Ms. Meadows’ decision to retire is not related to any financial or accounting issue or any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective as of August 24, 2021, Tim O’Sullivan will act as Chief Financial Officer on an interim basis until the Company appoints a permanent replacement. Mr. O’Sullivan, age 60, has served as the Company’s Controller since July 2019. Mr. O’Sullivan’s compensation as interim Chief Financial Officer shall be at a rate of $150,000 annually.

On August 12, 2021, the board of directors approved a compensation plan for the next four quarters to the board of directors, as recommended by the compensation committee, as follows: Beginning in the third quarter of 2021, each director shall receive base cash compensation of $2,500 per month. The chairpersons of the nominating and corporate governance committee and the compensation committee shall receive an additional cash bonus of $5,000 annually. Each member of the audit committee, except for its chairperson, shall receive an additional cash bonus of $5,000 annually. The chairperson of the audit committee shall receive an additional cash bonus of $25,000 quarterly. In addition, each director was granted 10,000 shares of common stock pursuant to the Company’s 2020 Restricted Stock Plan which shall vest in equal quarterly installments of 2,500 shares at the end of every quarter.

Item 8.01 Other Events.

On August 12, 2021, the board of directors of the Company declared a monthly cash dividend on the Company’s 8.0% Series A Cumulative Convertible Preferred Stock of $0.167 per share. The cash dividend is payable on September 20, 2021 to stockholders of record on August 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: August 18, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer Chief Operating Officer, Secretary, and General Counsel